Exhibit 3.162

CHARTER

OF

EFS Card Services, Inc.

The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:

1.                                       The name of the corporation is EFS Card Services, Inc.

2.                                       The number of shares of stock the corporation is authorized to issue is one thousand shares (1,000 shares).

(a)     The complete address of the corporation’s initial registered office in Tennessee is 1343 Germantown Parkway, Suite 409, Memphis, TN 38018.

(b)     The name of the initial registered agent, to be located at the address listed in 3(a), is John Hannaford

4.                                       The name and complete address of each incorporator is John Hannaford, 8185 Kimbrook Drive, Germantown, TN 38138.

5.                                       The complete address of the corporation’s principal office is 1343 Germantown Parkway, Suite 409, Memphis, TN (Shelby County) 38018.

6.                                       The corporation is for profit.

6/28/96	/s/ John Hannaford
Signature date	Incorporator ‘s Signature
John Hannaford

ARTICLES OF AMENDMENT TO THE CHARTER
OF
EFS CARD SERVICES, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Charter:

1.                    The name of the corporation shall be changed to H & F Services, Inc.

2.                    The address of the corporate office in Tennessee is 5763 Summer Trees Drive, Suite 110, Memphis, Tennessee 38134.

The amendment was duly adopted on September 24, 1996, by the unanimous written consent of the Board of Directors and Shareholders of the corporation.

DATED this 24th day of September, 1996.

EFS CARD SERVICES, INC.

BY:	/s/ John W. Hannaford
John W. Hannaford, President

CHARTER
OF
H & F SERVICES, INC.

The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:

1.                                       The name of the corporation is H & F Services, Inc.

2.                                       The number of shares of stock the corporation is authorized to issue is one thousand shares (1,000 shares).

3.                                       (a) The complete address of the corporation’s initial registered office in Tennessee is 5763 Summer Trees Drive, Suite 110, Memphis, Tennessee 38134.

(b) The name of the initial registered agent, to be located at the address listed in 3(a), is John Hannaford.

4.                                       The name and complete address of each incorporator is John W. Hannaford, 8185 Kimbrook Drive, Germantown, Tennessee 38138.

5.                                       The complete address of the corporation’s principal office is 5763 Summer Trees Drive, Suite 110, Memphis, Tennessee (Shelby County) 38134.

6.                                       The corporation is for profit.

9/24/96	/s/ John Hannaford
Signature Date	Incorporator’s Signature
John Hannaford